Exhibit 99.1
SPECIAL PURPOSE CONSOLIDATED STATEMENTS OF REVENUES AND DIRECT EXPENSES
BARRIO QUEEN
For Year Ended December 26, 2021
(With Independent Auditors’ Report Thereon)

Table of Contents

Page Number
Independent Auditors’ Report	2
Special Purpose Consolidated Financial Statements:
Special Purpose Consolidated Statement of Revenues and Direct Expenses for fiscal year ended December 26, 2021 (audited) and the three periods ended March 27, 2022 (unaudited)	4
Notes to Special Purpose Consolidated Statements of Revenues and Direct Expenses	5

Exhibit 99.1

INDEPENDENT AUDITORS’ REPORT

To the Board of Directors of
Barrio Queen and BBQ Holdings, Inc.

Opinion

We have audited the special purpose consolidated statement of revenues and direct expenses of Barrio Queen (the “Company”) for the year ended December 26, 2021, and the related notes to the special purpose consolidated statement of revenues and direct expenses.

In our opinion, the accompanying special purpose consolidated financial statement presents fairly, in all material respects, the revenues and direct expenses of the Company for the year ended December 26, 2021, in accordance with accounting principles generally accepted in the United States of America.

Basis for Opinion

We conducted our audit in accordance with auditing standards generally accepted in the United States of America (GAAS). Our responsibilities under those standards are further described in the Auditor’s Responsibilities for the Audit of the Financial Statement section of our report. We are required to be independent of the Company and to meet our other ethical responsibilities, in accordance with the relevant ethical requirements relating to our audit. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Emphasis of Matter

As discussed in Note 1 to the special purpose consolidated statement of revenues and direct expenses, the accompanying financial statement has been prepared for the purpose of presenting the revenues and direct expenses of the Company, and is not intended to be a complete presentation of the financial position, results of operations or cash flows of the Company. Our opinion is not modified with respect to this matter.

Responsibilities of Management for the Financial Statement

Management is responsible for the preparation and fair presentation of the special purpose consolidated statement of revenues and direct expenses in accordance with accounting principles generally accepted in the United States of America, and for the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of the special purpose consolidated financial statement that is free from material misstatement, whether due to fraud or error.

In preparing the special purpose consolidated financial statement, management is required to evaluate whether there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern for one year after the date that the special purpose financial statement is issued.

Auditor’s Responsibilities for the Audit of the Financial Statement

Our objectives are to obtain reasonable assurance about whether the special purpose consolidated financial statement as a whole is free from material misstatement, whether due to fraud or error, and to issue an auditor’s report that includes our opinion. Reasonable assurance is a high level of assurance but is not absolute assurance and therefore is not a guarantee that an audit conducted in accordance with GAAS will always detect a material misstatement when it exists. The risk of not detecting a material misstatement resulting from fraud is higher than for one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations, or the override of internal control. Misstatements are considered material if there is a substantial likelihood that, individually or in the aggregate, they would influence the judgment made by a reasonable user based on the financial statement.

In performing an audit in accordance with GAAS, we:

a.Exercise professional judgment and maintain professional skepticism throughout the audit.
b.Identify and assess the risks of material misstatement of the financial statement, whether due to fraud or error, and design and perform audit procedures responsive to those risks. Such procedures include examining, on a test basis, evidence regarding the amounts and disclosures in the special purpose consolidated financial statement.

Exhibit 99.1
c.Obtain an understanding of internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control. Accordingly, no such opinion is expressed.
d.Evaluate the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluate the overall presentation of the special purpose consolidated financial statement.
e.Conclude whether, in our judgment, there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern for a reasonable period of time.

We are required to communicate with those charged with governance regarding, among other matters, the planned scope and timing of the audit, significant audit findings, and certain internal control–related matters that we identified during the audit.

/s/ Schechter, Dokken, Kanter, Andrews & Selcer, Ltd.

Minneapolis, MN
June 24, 2022

Exhibit 99.1

BARRIO QUEEN
Special Purpose Consolidated Statements of Revenues and Direct Expenses
(in thousands)

	Fiscal Year Ended December 26, 2021	For the Three Periods Ended March 27, 2022 (unaudited)
Revenues:
Restaurant sales	$34,947	$10,005
Retail sales and other revenue	278	73

Total net revenue	35,225	10,078

Costs and expenses:
Cost of food, beverage and retail	8,485	2,352
Payroll and benefits	13,074	3,548
Restaurant operating costs	7,225	1,850

Costs and expenses, exclusive of depreciation	28,784	7,750

Other income and expense:
Depreciation	924	227

Net revenue over operating expenses	$5,517	$2,101

See Accompanying Notes to Special Purpose Consolidated Statements of Revenues and Direct Expenses.

Exhibit 99.1
BARRIO QUEEN
Notes to Special Purpose Consolidated Statements of Revenues and Direct Expenses

(1)Organization and Business

BQ Concepts, LLC, collectively, "we," "our," or the "Company," is an Arizona limited liability company, and a wholly-owned subsidiary of BBQ Holdings, Inc. (the "Buyer"). We purchased Barrio Culinary Concepts, LLC, BCC Heritage Marketplace, LLC, BCC Desert Ridge, LLC, BCC Queen Creek Marketplace, LLC, BCC Tempe Marketplace, LLC, BCC Glendale, LLC, and BCC Avondale Park 10, LLC (collectively "Barrio Queen").

The Company operates authentic Mexican fine-dining and tequila restaurants based in Phoenix, Arizona under the trade name Barrio Queen.

On March 10, 2022 the Company entered into an Asset Purchase Agreement (the "APA") with BBQ Holdings, Inc. ("BBQ") to acquire substantially all of the assets of the restaurant business known as Barrio Queen, which included 7 open restaurants and one under construction. The transaction was consummated on April 11, 2022.

(2)Summary of Significant Accounting Policies

(a)    Principles of Consolidation and Basis of Presentation

The financial statements are prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”) and include the accounts of the Company as well as wholly owned subsidiaries. All intercompany profits, transactions, and balances have been eliminated. The revenues and direct expenses presented in the Special Purpose Consolidated Statements of Revenues and Direct Expenses are representative of the operational activity of the Company operated locations. Indirect expenses, income taxes, PPP loan forgiveness, management fees, and Employee Retention Credits have been excluded from the financial statements. The Company has not previously accounted for Barrio Queen as stand-alone businesses, however, we believe the abbreviated financial statements provide the most relevant information to BBQ Holdings, Inc. The financial statements are not meant to be indicative of the Company’s financial condition.

(b)    Fiscal Year

The Company utilizes a 52/53 week fiscal year where the last day of the fiscal year is the last Sunday in December. The fiscal year ended December 26, 2021 was composed of 52 weeks.

(c)     Property and Equipment, Net

The Company records property and equipment at cost less accumulated depreciation. Depreciation expense is calculated using the straight-line method. The useful lives of assets are 3 to 7 years for furniture, fixtures, and equipment. Leasehold improvements are depreciated over the lesser of the useful life or the remaining lease term, inclusive of renewal periods, not to exceed 15 years. Gains or losses are recognized upon the disposal of property and equipment, and the asset and related accumulated depreciation is removed from the accounts. For fiscal year 2021, depreciation expense was $924,000.

(d)    Revenue Recognition

Revenues consist of Company operated restaurant sales, retail sales, and to a lesser extent, other revenue. Restaurant sales include food and beverage sales and are net of discounts and applicable state and local sales taxes.

Retail sales and other revenue consist primarily of merchandise sales in the restaurants and online, for items such as Barrio Queen branded clothing and dishware.

Revenue resulting from the sale of gift cards is recognized in the period in which the gift card is redeemed. The Company recognizes gift card breakage on gift cards sold, as restaurant sales, for which the likelihood of redemption is remote based on historical redemption patterns.

Exhibit 99.1

(e)    Use of Estimates

Management of the Company has made certain estimates and assumptions relating to the reporting of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the periods to prepare these financial statements in conformity with GAAP. Significant items subject to such estimates and assumptions include the carrying amount of intangible assets. Actual results could differ from those estimates.

(3)Related Party Transactions

Barrio Queen has two store locations that were leased from one of Barrio Queen’s owners. For the year ended December 26, 2021 approximately $580,000 in related party rent expense was incurred, and for the three periods ended March 27, 2022 approximately $145,000 in related party rent expense was incurred.

(4)Subsequent Events

There have been no material subsequent events from December 26, 2021 through June 24, 2022, the date at which the financial statements were available to be issued.